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                                                                   Exhibit 23.02


            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We consent to the use of our reports on the financial statements of Independent Child Study Teams, Inc. and I-R, Inc., dated March 14, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.

                                        /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
July 29, 1997